UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2015

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 14, 2015, Kapstone Paper & Packaging Corporation (“the Company’)  held its Annual Meeting of Stockholders, at which the following proposals were voted upon and approved.

(a)                                 Proposal to Elect Four Directors Nominated by the Board of Directors.

The holders of the common stock of the Company elected each of the following directors to serve a term of three years, ending the earlier of (i) the Company’s 2018 Annual Meeting and the date a qualified successor has been elected, or (ii) death, resignation or retirement.  The directors were elected by the following count:

Directors	For	Withheld	Broker Non-Votes
Johnathan R. Furer	80,763,666	1,355,930	5,229,855
Matthew H. Paull	80,991,893	1,127,703	5,229,855
Maurice S. Reznik	81,020,979	1,098,167	5,229,855
Roger W. Stone	75,575,029	6,544,567	5,229,855

(b)                                 Proposal to Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2015.

The holders of the Company’s common stock ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2015 by the following count:

For	Against	Abstain	Broker Non-Votes
85,094,799	2,163,010	91,642	0

(c)                                  Advisory Vote to Approve the Compensation of Our Named Executive Officers.

The holders of the Company’s common stock supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Votes
80,386,068	1,650,843	82,683	5,229,857

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Kathryn Ingraham
	Name:	Kathryn Ingraham
	Title:	Vice President, Secretary and General Counsel